EXHIBIT 99.1

Dynatronics Corporation Reports Fourth Quarter and Fiscal Year 2022 Financial Results and Business Highlights

EAGAN, MN / ACCESSWIRE / September 22, 2022 / Dynatronics Corporation (NASDAQ:DYNT) (“Dynatronics” or the “Company”), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results for its fourth quarter and fiscal year ended June 30, 2022, and provided an update on recent business highlights.

CEO Commentary

"The fourth quarter of fiscal year 2022 represented the fifth consecutive quarter of exceeding the market and our baseline net sales expectation.  Net sales growth of 14% in the fourth quarter relative to continued product net sales in the same period in the prior year was a result of our customers’ positive reaction to our updated business model," said John Krier, Chief Executive Officer of Dynatronics. "Strong demand, coupled with our commitment to disciplined execution, has generated confidence in our outlook, despite the significant impacts of COVID-19.”

“We expect our gross margin in Q1 of fiscal year ’23 to show continued expansion as we benefit from price increases for our products.  Cash flow from operations in fiscal year ‘23 should begin to improve as we sell down the inventory we strategically built over the past year," concluded Krier.

Key Financial Highlights

Q4 FY '22 Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

•	Total net sales of $11.2 million.
•	Gross profit margin sequential increase to 23.4% in Q4 FY ’22 from 22.4% in Q3 FY ’22.
•	Net loss of $1.6 million.
•	Cash of $0.7 million, $12.1 million of inventory and no debt as of June 30, 2022.

FY '22 Financial Highlights

•	Total net sales of $44.3 million.
•	Gross profit margin of 24.1% in FY ’22 from 27.0% in FY ’21.
•	Net loss of $4.0 million.

Guidance for FY ’23

Dynatronics issued net sales guidance for FY ’23 of $45 million to $48 million, assuming similar procedure volume despite the impacts of COVID-19. The midpoint of this range is a 5% improvement relative to the $44.3 million net sales in fiscal year ‘22. The Company expects the distribution of net sales across the quarters in FY ’23 to align with historical trends, highest in the first quarter, lower in the second and third quarters, with a bounce back in the fourth quarter.

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The Company is continuing its recent practice to not provide gross margin guidance given the persistent inflationary pressure, on-going impacts of COVID-19, and supply chain challenges.  That said, Dynatronics does expect Q1 of fiscal year ’23 to continue the sequential expansion towards the longer-term target of 40%.

Selling, general, and administrative expenses are anticipated to be 30% to 35% of net sales in FY ’23.

Inventory is expected to remain at an elevated level to meet customer demand, and current market and supply chain conditions.  Cash flow from operations in fiscal year ‘23 should begin to show improvement as the Company sells down the inventory strategically built over the past year.

The Company's financial guidance for FY ’23 is subject to the risks identified in its safe harbor notification below. The Company continues to expect volatility due to the challenges related to the broader economic environment and the COVID-19 global pandemic, including higher raw material, delivery and shipment costs, supply chain disruptions, extended handling times and delays or disruption in procedure volume. Dynatronics also expects some ongoing volatility from the Company's business optimization.

Growth Priorities

The Company has delivered sales growth that outpaced market growth and baseline expectation for the fifth consecutive quarter. These are the levers to drive sales growth at the macro level: winning market share by partnering with the Company’s customers, driving favorable mix shift to new product innovations, and a value creating M&A strategy.

Conference Call and Webcast Q4 and full-year FY ’22 Results

The Company will hold a conference call and live audio webcast to discuss the results, consisting of prepared remarks by management, slide presentation, and a question-and-answer session with analysts, beginning at 8:00 AM ET on Thursday, September 22, 2022.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 767607. It is recommended that participants call or log in 10 minutes ahead of the scheduled start time to ensure a proper connection. An audio replay will be available one hour after the live call until Midnight on September 29, 2022, by dialing 877-481-4010, using passcode 46504.

The live webcast and slide presentation can be accessed on the Company's Investor webpage under the Events & Presentations tab at https://irdirect.net/DYNT/corporate_document/1982. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding expected improvement in overall performance, expectations that the Company will improve long-term gross margins, operating income and cash flow from operations, expectations regarding reduction in leased space in fiscal year 2022, expectations regarding net sales, gross margin, selling general and administrative costs, and other income in fiscal year 2022, and uncertainties involving the impact of the COVID-19 global pandemic on the Company's results of operations and financial condition. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly and other reports filed with the Securities and Exchange Commission.

About Non-GAAP Financial Measures

Continued product net sales as used in this press release is a non-GAAP measure as defined under the rules of the Securities and Exchange Commission. The Company defines continued product net sales as sales excluding discontinued products and sales of physical therapy and rehabilitation products through our direct sales channel. Management uses this non-GAAP measure to evaluate our operating performance and to forecast future periods. Management believes this non-GAAP measure provides investors additional information about the Company's ongoing operating performance and is not intended as a substitute for, or superior to, the financial measure prepared in accordance with GAAP. Investors are cautioned against placing undue reliance on this non-GAAP measure. $37 million annual and $9.25 million quarterly baseline continued product net sales set in April 2021 is based on annual net sales of approximately $48 million in FY ’21 less estimated annual discontinued product sales of approximately $11 million.

Summary Financial Results

Following is a summary of operating results for the periods ended June 30, 2022 and 2021, the balance sheet highlights at June 30, 2022 and June 30, 2021 and cash flow for periods ended June 30, 2022 and 2021.

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Summary Selected Financial Data
Statement of Operation Highlights
In thousands, except share and per share amounts

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net sales	$11,191	$12,238	$44,338	$47,799
Cost of sales	8,574	9,900	33,665	34,913
Gross profit	2,617	2,338	10,673	12,886
	23.4%	19.1%	24.1%	27.0%
Selling, general, and admin. expenses	4,102	4,558	15,430	16,646
Other (expense) income, net	(78)	5,134	764	5,752
Income tax provision	-	20	-	10
Net (loss) income	$(1,563)	$2,934	$(3,993)	$2,002

Deemed dividend on convertible preferred stock and accretion of discount	-	-	-	(51)
Convertible preferred stock dividend, in common stock	(182)	(182)	(733)	(741)
Net (loss) income attributable to common stockholders	$(1,745)	$2,752	$(4,726)	$1,210

Net (loss) income attributable to common stockholders per common share - basic and diluted	$(0.10)	$0.16	$(0.26)	$0.08
Weighted-average common shares outstanding - basic and diluted	18,187,243	17,557,595	17,853,276	15,461,339

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Balance Sheet Highlights
In thousands

	June 30, 2022	June 30, 2021
Cash and cash equivalents and restricted cash	$701	$6,254
Trade accounts receivable, net	5,416	5,643
Inventories, net	12,071	6,526
Prepaid & other	1,038	2,483
Total current assets	19,226	20,906

Non-current assets	16,208	18,234
Total assets	$35,434	$39,140

Accounts payable	$6,169	$3,738
Accrued payroll and benefits expense	1,360	1,656
Accrued expenses	862	1,485
Other current liabilities	1,544	1,593
Total current liabilities	9,935	8,472

Non-current liabilities	3,800	5,154
Total liabilities	13,735	13,626

Stockholders' equity	21,699	25,514
Total liabilities and stockholders' equity	$35,434	$39,140

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Cash Flow Highlights
In thousands

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Net (loss) income	$(1,563)	$2,934	$(3,993)	$2,002

Depreciation and amortization	313	368	1,285	1,480
Stock based compensation	29	26	178	154
Gain on extinguishment of debt	-	(3,518)	-	(3,518)
(Gain) loss on sale of property and equipment	23	(745)	24	(717)
Receivables	(290)	160	227	(749)
Inventory	(468)	403	(5,573)	551
Prepaid and other assets	512	313	1,463	(741)
Accounts payable, accrued expenses, and other liabilities	(181)	128	1,505	1,922
Net cash (used in) provided by operating activities	(1,625)	69	(4,884)	384

Net cash (used in) provided by investing activities	(57)	1,620	(319)	1,531

Net cash (used in) provided by financing activities	(90)	(86)	(350)	2,023

Net change in cash and cash equivalents	(1,772)	1,603	(5,553)	3,938
Cash and cash equivalents at beginning of the period	2,473	4,651	6,254	2,316
Cash and cash equivalents at end of the period	$701	$6,254	$701	$6,254

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Contact:

Dynatronics Corporation

Investor Relations

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation

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